                                  EXHIBIT 23.1

[LOGO: AIRCRAFT INFORMATION SERVICES, INC.]

Morgan Stanley Aircraft Finance
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
USA

                                                         Date: February 22, 2001

                                    CONSENT

Dear Sirs,

        We refer to our report addressed to Morgan Stanley Aircraft Finance dated 21 November 2000 with values dated 30 September 2000 containing our appraisal of a portfolio of 61 aircraft and one engine (the "Appraisal") and to the filing of a Report on Form 10-K with the Securities and Exchange Commission. We hereby consent to the references to our firm in the Form 10-K and to the inclusion in the Form 10-K of the Appraisal Values.

                                              Yours faithfully,

                                              AIRCRAFT INFORMATION SERVICES,
                                              INC.


                                              /s/ JOHN McNICOL


                                         By:     John McNicol
                                         Title:   Vice President - Appraisals &
                                         Forecasts
                                         Date:   22 February 2001

      Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
          Tel: 949-582-8888 Fax: 949-582-8887 E-MAIL: AISINews@aol.com